UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 4, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 4, 2013, School Specialty, Inc. and certain of its wholly owned subsidiaries (collectively, the “Company”) entered into a Forbearance Agreement (the “Asset-Based Forbearance Agreement”) relating to the Credit Agreement dated as of May 22, 2012 (the “Asset-Based Credit Agreement”) by and among the Company, Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and General Electric Capital Corporation (as Co-Collateral Agent and Syndication Agent) and GE Capital Markets, Inc. (as Co-Lead Arranger and Joint Book Runner), and the Lenders that are party to the Asset-Based Credit Agreement (collectively, the “Asset-Based Lenders”).

The Asset-Based Forbearance Agreement was entered into in connection with Events of Default occurring under the Asset-Based Credit Agreement as a result of the Minimum Liquidity Test under Section 7(f) of the Asset-Based Credit Agreement being unsatisfied as at the last day of the fiscal month of December 2012.

Under the terms of the Asset-Based Forbearance Agreement:

•

the Asset-Based Lenders have agreed to forbear from exercising their rights and remedies under the Asset-Based Credit Agreement, Guaranty and Security Agreement, and the other Loan Documents or applicable law in respect of or arising out of the above-described Events of Default, until the earlier of February 1, 2013 or a Termination Event under the Asset-Based Forbearance Agreement,

•

the Asset-Based Lenders have agreed to provide further Revolving Loans to the Company notwithstanding such Events of Default,

•

the Minimum Liquidity Test in Section 7(f) of the Asset-Based Credit Agreement is amended and restated to mean that, at the close of business on each Business Day, the sum of the Availability under the Asset-Based Credit Agreement plus the lesser of qualified cash of the Company at such time and $2,000,000 must exceed $3,000,000, and the Company has agreed that it will not permit the Minimum Liquidity Test to be unsatisfied at any time,

•

the Company has agreed to retain a chief restructuring officer, and

•

the Company has agreed to pay the Asset-Based Lenders a forbearance fee equal to $100,000, as well the Asset-Based Lenders’ fees and expenses incurred in connection with the Asset-Based Forbearance Agreement.

Also on January 4, 2013, the Company entered into a Forbearance Agreement (the “Term Loan Forbearance Agreement”) relating to the Credit Agreement dated as of May 22, 2012 (the “Term Loan Credit Agreement”) among the Company, certain guarantor subsidiaries of the Company, Bayside Finance, LLC (“Bayside”) as Administrative Agent and Collateral Agent, and the Lenders defined in the Term Loan Credit Agreement (including Bayside) (collectively, the “Term Loan Lenders”).

The Term Loan Forbearance Agreement was entered into in connection with Events of Default occurring under the Term Loan Credit Agreement as a result of the Minimum Liquidity Test under Section 6.22 of the Term Loan Credit Agreement being unsatisfied as at the last day of the fiscal month of December 2012.

Following the occurrence of such Events of Default, the Term Loan Lenders declared all of the unpaid principal amount of the Term Loans, all interest accrued and unpaid thereon and all other Obligations (including the Early Payment Fee in the amount of approximately $25 million) to be immediately due and payable or otherwise accelerated, or approximately $93.7 million in the aggregate, as of January 4, 2013.

Under the terms of the Term Loan Forbearance Agreement:

•

the Term Loan Lenders have agreed to forbear from exercising their default-related rights and remedies under the Term Loan Credit Agreement, the other Loan Documents and/or applicable law solely to the extent the availability of such remedies arises exclusively from the above-described Events of Default, until the earlier of February 1, 2013 or a Forbearance Default under the Term Loan Forbearance Agreement,

•

the Company has agreed that it will not permit, at any time, the sum of the availability under the Asset-Based Credit Agreement plus the lesser of unrestricted cash of the Company at such time and $2,000,000 to be less than $3,000,000,

•

the Company has agreed to retain a chief restructuring officer, and

•

the Company has agreed to pay the Term Loan Lenders a forbearance fee equal to $100,500, as well the Term Loan Lenders’ fees and expenses incurred in connection with the Term Loan Forbearance Agreement.

Capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the respective agreement to which they relate.  The foregoing descriptions of the Asset-Based Forbearance Agreement and the Term Loan Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of December 29, 2012, the Minimum Liquidity Tests under Section 7(f) of the Asset-Based Credit Agreement and under Section 6.22 of the Term Loan Credit Agreement were unsatisfied, which were Events of Default under both agreements.

On January 4, 2013, the Term Loan Lenders declared all of the unpaid principal amount of the Term Loans, all interest accrued and unpaid thereon and all other Obligations (including the Early Payment Fee in the amount of approximately $25 million) to be immediately due and payable or otherwise accelerated, or approximately $93.7 million in the aggregate as of January 4, 2013.

If the acceleration described above is not rescinded or annulled within 30 days after notice, this would be an event of default under the Company’s 3.75% convertible subordinated debentures due 2026 (the “Debentures”).  The trustee or the holders of at least 25% in aggregate accreted principal amount may declare the accreted principal amount of the Debentures (approximately $169.3 million as of December 29, 2012) and any accrued and unpaid interest on the Debentures to be immediately due and payable, subject to the subordination provisions of the Debentures.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.04.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement by and among School Specialty, Inc., Wells Fargo Capital Finance, LLC., General Electric Capital Corporation, GE Capital Markets, et al., dated as of January 4, 2013

10.2	Forbearance Agreement by and among School Specialty, Inc., Bayside Finance, LLC, et al., dated as of January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: January 8, 2013	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Forbearance Agreement by and among School Specialty, Inc., Wells Fargo Capital Finance, LLC., General Electric Capital Corporation, GE Capital Markets, et al., dated as of January 4, 2013

10.2	Forbearance Agreement by and among School Specialty, Inc., Bayside Finance, LLC, et al., dated as of January 4, 2013